UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 2, 2007

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2122 York Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 574-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 2, 2007 Great Lakes Dredge & Dock Corporation (the “Company”) entered into new Employment Agreements with Douglas B. Mackie, President and Chief Executive Officer, and Richard M. Lowry, Executive Vice President and Chief Operating Officer.  The Company also entered into an employment agreement with Deborah A. Wensel, Senior Vice President and Chief Financial Officer, who had previously had an oral agreement with the Company.  The agreements continue until the third anniversary of the date of the agreements, provided that on the third anniversary of the date of the agreements and on each subsequent annual anniversary, the agreements will be automatically extended by 12 months unless the executive or the Company gives the other written notice 90 days in advance.  The agreements provided for base salaries for Messrs. Mackie and Lowry and Ms. Wensel of $432,000, $416,000 and $267,000, respectively, subject to annual increase by the board of directors.  Each executive is eligible to participate in the Company’s annual performance bonus plans, long-term compensation plans and any equity plans established by the Company for its senior executive officers.  If Messrs. Mackie or Lowry are terminated without cause (as defined in the agreements) or terminate their employment “for good reason” (as defined in the agreements), they are entitled to a lump sum of two multiplied by the sum of the executive’s base salary and “Annual Bonus.”  For this purpose, “Annual Bonus” will be determined as the highest of (i) the actual bonus paid for the fiscal year immediately preceding such termination, (ii) the target bonus for the fiscal year in which such termination occurs, or (iii) the actual bonus attained for the fiscal year in which such termination occurs (the “Annual Bonus”).  Ms. Wensel is entitled to the same termination pay, but calculated at one and one-half (1.5) times the Base Salary and Bonus.  If within two years of a change in control (as defined in the agreements), the Company terminates Mr. Mackie’s or Mr. Lowry’s employment other than for “cause” or the executive voluntarily terminates employment “for good reason”, the Company will pay the executive two and one-half (2.5) times the sum of the executive’s base salary in effect on the date of termination of employment and the Annual Bonus.  Ms. Wensel is entitled to a payment upon a “change in control” equal to two (2) times the sum of her base salary and Annual Bonus.  The executives are also entitled to continuation of medical benefits at the same cost to the executive and outplacement services under certain circumstances.

The agreements are filed as exhibits 10.1, 10.2 and 10.3.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits
10.1	Employment Agreement effective as of July 2, 2007 by and between Great Lakes Dredge & Dock Corporation and Douglas Mackie.
10.2	Employment Agreement effective as of July 2, 2007 by and between Great Lakes Dredge & Dock Corporation and Richard M. Lowry
10.3	Employment Agreement effective as of July 2, 2007 by and between Great Lakes Dredge & Dock Corporation and Deborah A. Wensel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

Date:	July 9, 2007	/s/ Deborah A. Wensel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1	Employment Agreement effective as of July 2, 2007 by and between Great Lakes Dredge & Dock Corporation and Douglas Mackie.
10.2	Employment Agreement effective as of July 2, 2007 by and between Great Lakes Dredge & Dock Corporation and Richard M. Lowry
10.3	Employment Agreement effective as of July 2, 2007 by and between Great Lakes Dredge & Dock Corporation and Deborah A. Wensel.